UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2019
____________________________________
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________
Delaware
(State or other jurisdiction
of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road
Charlotte,	North Carolina	28211
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
Not Applicable
(Former name or former address, if changed since last report.)
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 24, 2019, the Board of Directors (the “Board”) of Sonic Automotive, Inc. (the “Company”) increased the size of the Board from eight to ten directors and elected Jeff Dyke, the Company’s President, and Marcus G. Smith, a greater than 10% beneficial owner of the Company and the Chief Executive Officer and President of Speedway Motorsports, Inc., to the Board, effective that day, each with a term expiring at the Company’s 2020 annual meeting of stockholders. Neither Mr. Dyke nor Mr. Smith has been named to any committees of the Board. There are no arrangements or understandings between either Mr. Dyke or Mr. Smith and any other persons pursuant to which he was selected as a director.

With the election of Messrs. Dyke and Smith, the Board will be comprised of five independent directors and five directors that do not qualify as independent under the Company’s Categorical Standards for Determination of Director Independence and the applicable rules and regulations of the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (the “SEC”). The Company qualifies as a “controlled company” for purposes of the listing standards of the NYSE and, therefore, is not required to comply with all of the requirements of those listing standards, including the requirement that a listed company have a majority of independent directors, and has chosen to avail itself of this exemption in connection with the election of Messrs. Dyke and Smith as directors. Although the Company has previously voluntarily complied with the requirement to have a majority of independent directors, it will no longer do so unless and until the Board otherwise determines in its discretion.

There have been no transactions involving the Company and Mr. Dyke that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K. For information regarding disclosure required pursuant to Item 404(a) of Regulation S-K with respect to Mr. Smith, see the discussion under the heading “Transactions with Affiliates” on pages 18 and 19 of the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 13, 2019 (the “Proxy Statement”).

Mr. Dyke, as an employee of the Company, will not be entitled to receive compensation (other than his compensation as an employee of the Company) for his service on the Board. Mr. Smith will be entitled to receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Director Compensation” on pages 21 and 22 of the Proxy Statement, as adjusted by the Board from time to time. Specifically, in connection with his election as a director, Mr. Smith will receive a grant of $130,000 of restricted stock of the Company’s Class A Common Stock. Generally, subject to Mr. Smith’s continued service on the Board, the restricted stock will vest in full on the first anniversary of the grant date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

Date: July 26, 2019	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel